Interpace Diagnostics Announces Cigna Coverage of ThyGenX®

Molecular Test Now Covered for Indeterminate Thyroid Nodules

PARSIPPANY, NJ, July 27, 2017— — Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, announced today that Cigna, one of the largest national health plans in the United States, has agreed to cover Interpace’s ThyGenX® test for Cigna’s 15 million members nationwide, with coverage effective immediately. Cigna’s coverage combined with Aetna, United Healthcare, Medicare, and other payers brings the total number of covered lives for Interpace’s ThyGenX™ molecular test for indeterminate thyroid nodules to approximately 275 million patients nationwide.

ThyGenX utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. According to the American Cancer Society, thyroid cancer is the most rapidly increasing cancer in the U.S., tripling in the past three decades. Most physicians have traditionally recommended thyroid surgery where thyroid nodule biopsy results are indeterminate, not clearly benign or malignant following traditional cytopathology review; however, over 70% of these surgical outcomes are ultimately benign. Molecular testing using ThyGenX has been shown to reduce the rate of unnecessary surgeries in indeterminate cases.

Jack E. Stover, President and CEO of Interpace Diagnostics stated, “Cigna’s coverage of ThyGenX represents further acceptance among major health plans of our molecular products for Thyroid cancer.” “We are pleased that Cigna has joined the growing list of health plans that cover ThyGenX and that their 15 million members will now have access to its benefits.”

About Thyroid Nodules and ThyGenX Testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX.

ThyGenX yields high predictive value in determining the presence of cancer in thyroid nodules. The test can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer. ThyGenX is covered by both Medicare and many Commercial insurers.

About Interpace Diagnostics Group, Inc.

Interpace Diagnostics is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests; PancraGen® for the diagnosis and prognosis of pancreatic cancer; ThyGenX, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer utilizing a proprietary gene expression assay. Interpace Diagnostics' mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company's future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company's ability to adequately finance the business, its ability to restructure its liabilities and other obligations, the market's acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company's filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 31, 2017 and the amendment on Form 10-K/A filed on April 28, 2017, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017, and the company’s Registration Statement on Form S-1, as amended (333-218140, the “registration statement”), initially filed with the SEC on May 22, 2017 . Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz – Redchip

paul@redchip.com